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Form 11-K for 2015
File No. 1-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-189789) pertaining to the BellSouth Savings and Security Plan of our report dated June 17, 2016, with respect to the financial statements and schedule of the BellSouth Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

Dallas, Texas	/s/ ERNST & YOUNG LLP
June 17, 2016

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